UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2005

MARATHON OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 San Felipe Road, Houston, Texas		77056-2723
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 629-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

On April 28, 2005, Marathon Oil Corporation announced that it has entered into a modified, tax efficient agreement with Ashland Inc. (Ashland) to acquire Ashland’s 38 percent interest in Marathon Ashland Petroleum LLC (MAP) and certain other complementary Ashland businesses for total consideration of an estimated $3.7-3.9  billion.  Separate from this consideration, Ashland also will receive at closing cash equal to 38 percent of MAP’s distributable cash which was $560 million as of March 31, 2005.  Cash distributions from MAP have been suspended, as mutually agreed upon by Marathon and Ashland, since the announcement of the original transaction in March 2004.  Following the closing of this transaction Marathon will become the sole owner of MAP.

This modified transaction amends the agreement between Marathon and Ashland to acquire Ashland’s interest in MAP announced on March 19, 2004, and includes provisions for additional consideration in the amount of $700 million, consisting of $600 million in Marathon common stock distributable to Ashland shareholders and an additional $100 million in cash and accounts receivable from MAP, as well as a provision for indemnification of all or a portion of Ashland’s tax liabilities, if any, that may arise under Section 355(e) of the Internal Revenue Code (IRC).

In addition to a minimum total consideration of $3.724 billion, Marathon will indemnify Ashland for the first approximately $200 million of IRC Section 355(e) tax liabilities potentially payable by Ashland.  This tax liability is primarily dependent upon Ashland’s common stock price on the day the transaction closes and the estimated tax basis of the stock of New Ashland.

The companies anticipate closing the transaction on June 30, 2005, subject to the satisfaction of a number of closing conditions including termination or expiration of the Hart-Scott-Rodino Act waiting period, receipt of a favorable closing agreement and/or private letter ruling from the U.S. Internal Revenue Service as to the tax treatment of certain aspects of the transaction, Ashland shareholder approval, and Ashland public debt holder consents. Details of the proposed transaction are included in the attached press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                     Financial Statements and Exhibits.

(c)   Exhibits.

99.1  Press Release dated April 28, 2005, issued by Marathon Oil Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARATHON OIL CORPORATION

Date: April 28, 2005	By:	/s/ A.G. Adkins
A.G. Adkins
Vice President-Accounting and Controller

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated April 28, 2005, announcing Marathon’s and Ashland’s modified transaction for Marathon’s acquisition of Ashland’s interest in Marathon Ashland Petroleum LLC.